Exhibit 10.1

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of January 24, 2005, by and among Perficient, Inc., Perficient Canada, Corp., Perficient Genisys, Inc., Perficient Meritage, Inc. and Perficient ZettaWorks, Inc. (jointly, severally and collectively, the “Borrower”) and Silicon Valley Bank (“Bank”).

1.                                       DESCRIPTION OF EXISTING OBLIGATIONS:  Among other Obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated December 5, 2003, as may be amended from time to time (the “Loan Agreement”). The Loan Agreement provides for, among other things, a Committed Revolving Line in the original principal amount of Six Million Dollars ($6,000,000).  Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Obligations.”

2.                                       DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Obligations shall be referred to as the “Security Documents”.  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.                                       DESCRIPTION OF CHANGE IN TERMS.

A.                                Modification(s) to Loan Agreement.

1.                                       The “Usage Fee” as described in Section 2.4 entitled “Fees” is hereby amended to read as follows:

A usage fee, payable in arrears within 15 days of the end of each calendar quarter, in an amount equal to the product of 0.08% times the per annum average Unused Balance.  The term “Unused Balance” shall mean the result of (i) the Committed Revolving Line minus (ii) the aggregate amount of all Advances, and minus (iii) the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit).

2.                                       Effective as of December 15, 2004, the Quick Ratio identified under Section 6.7 entitled “Financial Covenants” amended as follows:

Quick Ratio (Adjusted) (to be maintained at all times). A ratio of Quick Assets (including 50% of Borrower’s Eligible Unbilled Accounts not to exceed $2,000,000) to outstanding Obligations of at least 1.50 to 1.00.

3.                                       The following term is hereby amended in Section 13.1 entitled “Definitions”:

“Committed Revolving Line” is a Credit Extension of up to $9,000,000.

4.                                       CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5.                                       NO DEFENSES OF BORROWER.  Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against paying any of the Obligations.

6.                                       PAYMENT OF LOAN FEE.  Borrower shall pay Bank a fee in the amount of Four Thousand Dollars ($4,000) (“Loan Fee”) plus all out-of-pocket expenses.

7.                                       CONTINUING VALIDITY.  Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement.  The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8.                                       CONDITIONS.  The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:	BANK:
PERFICIENT, INC.	SILICON VALLEY BANK

By:	By:
Name:	Name:
Title:	Title:

PERFICIENT CANADA, CORP.

By:
Name:
Title:

PERFICIENT GENISYS, INC.

By:
Name:
Title:

PERFICIENT MERITAGE, INC.

By:
Name:
Title:

PERFICIENT ZETTAWORKS, INC.

By:
Name:
Title:

SILICON VALLEY BANK

PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:	Perficient, Inc., Perficient Canada, Corp., Perficient Genisys, Inc. and Perficient Meritage, Inc.

LOAN OFFICER:	Phillip Wright

DATE:	January 24, 2005

	Loan Fee	$4,000.00
	Documentation Fee	250.00

	TOTAL FEE DUE	$4,250.00

Please indicate the method of payment:

{   }   A check for the total amount is attached.

{   }   Debit DDA #                                for the total amount.

{   }   Loan proceeds

Borrower	(Date)

Silicon Valley Bank	(Date)
Account Officer’s Signature